UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒                Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Commission File No. 0-20572

PATTERSON COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

July 28, 2008

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Patterson Companies, Inc. to be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 8, 2008, at 4:30 p.m. local time.

At the meeting you will be asked to vote for the election of two directors, to approve the Deferred Profit Sharing Plan for the Employees of Patterson Dental Canada Inc., and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 25, 2009. I encourage you to vote for the nominees for director, for the above-referenced plan, and for ratification of the appointment of Ernst & Young LLP.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope, or follow the telephone or internet voting instructions that appear on the enclosed proxy card.

Very truly yours,

PATTERSON COMPANIES, INC.

Peter L. Frechette
Chairman

PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 8, 2008

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Companies, Inc., a Minnesota corporation, will be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 8, 2008, at 4:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two directors to have terms expiring in 2011 and until their successors shall be elected and duly qualified;

2.	To approve the Deferred Profit Sharing Plan for the Employees of Patterson Dental Canada Inc.;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 25, 2009; and

4.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on July 11, 2008 are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States, or follow the telephone or internet voting instructions that appear on the enclosed proxy card. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew L. Levitt
Secretary

St. Paul, Minnesota

July 28, 2008

i

PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 8, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Patterson Companies, Inc. for use at the annual meeting of shareholders to be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 8, 2008, at 4:30 p.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director listed herein, for approval of the Deferred Profit Sharing Plan for the Employees of Patterson Dental Canada Inc., and for ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about July 28, 2008.

Record Date and Outstanding Common Stock

The Board of Directors has fixed the close of business on July 11, 2008, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. On that date, there were 121,335,867 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) submitting a later-dated proxy relating to the same shares by (1) following the telephone voting instructions, (2) following the internet voting instructions, or (3) signing, dating and returning another proxy to our company by mail, (b) filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Matthew L. Levitt, or hand-delivered to Mr. Levitt before the vote at the meeting.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on September 8, 2008

We are furnishing these proxy materials to you because our Board of Directors is soliciting your proxy to vote your shares at the meeting. “Proxy materials” means this proxy statement, our 2008 Annual Report and any amendments or updates to these documents.

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, we are now furnishing our proxy materials on the Internet. Our proxy materials are available at www.equitymarketpartners.com/PDCO.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years and until their successors are elected and duly qualified. Ronald E. Ezerski and Andre B. Lacy have been nominated to serve three-year terms expiring in 2011. There are six other directors whose terms of office do not expire in 2008. There are no family relationships between any director or officer.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that withhold such authority. As noted above, shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies shall, in their discretion, determine. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Set forth below is certain information concerning the nominees for election as director and the five directors whose terms of office will continue after the meeting.

Name	Age	Principal Occupation	Position with Patterson	Director Since
John D. Buck	58	Chief Executive Officer of Whitefish Ventures, LLC	Director	2006

Ronald E. Ezerski	62	Private Investor	Director	1983

Peter L. Frechette	70	Chairman of Patterson Companies, Inc.	Chairman	1983

Andre B. Lacy	68	Chairman of the Board of LDI Ltd., LLC	Director	1989

Charles Reich	66	Former Executive Vice President of 3M Health Care	Director	2005

Ellen A. Rudnick	57	Executive Director and Clinical Professor at the University of Chicago Graduate School of Business	Director	2003

Harold C. Slavkin	70	Dean of the USC School of Dentistry	Director	2001

James W. Wiltz	63	President and Chief Executive Officer of Patterson Companies, Inc.	President, Chief Executive Officer and Director	2001

Nominees for Election as Director for Terms Expiring at the Annual Meeting in 2011

Ronald E. Ezerski, age 62, served as our Vice President, Treasurer and Chief Financial Officer from December 1982 through July 1999 and was President of our subsidiary, Dental Capital Corporation, from December 1982 until October 1988 when it was merged into our company. From September 1996 through July 1999, Mr. Ezerski also served as our Executive Vice President. Mr. Ezerski has been one of our directors since March 1983.

Andre B. Lacy, age 68, has served as Chairman of the Board of LDI Ltd., LLC since 1992. Mr. Lacy served as LDI Ltd., LLC’s Chief Executive Officer from 1986 through 2006. LDI Ltd., LLC is an industrial and investment limited liability company. Mr. Lacy is Director Emeritus of FinishMaster, Inc. Mr. Lacy also serves as a director of The National Bank of Indianapolis Corporation and Herff Jones, Inc. Mr. Lacy has been one of our directors since 1989.

Directors Whose Terms Expire at the Annual Meeting in 2009

Ellen A. Rudnick, age 57, has served as Executive Director and Clinical Professor of the Michael P. Polsky Center for Entrepreneurship at the University of Chicago Graduate School of Business since March 1999. She served as Chairman of Pacific Biometrics, a medical diagnostics company which she co-founded from 1993 to 1999; President of HCIA, and CEO of Healthcare Knowledge Resources, both healthcare information service companies from 1990 to 1992; and served in a variety of capacities at Baxter Healthcare from 1975 to 1990, including Corporate Vice President of Baxter Healthcare and President and Founder of Baxter Management Services Division. Ms. Rudnick also served as Founder and Chairman of CEO Advisors, a consulting firm established in 1992. Ms. Rudnick also serves as director of First Midwest Bancorp, Inc., HMS Holdings Corporation and Liberty Mutual Insurance Company. She has been one of our directors since December 2003.

Harold C. Slavkin, age 70, has been Dean of the University of Southern California School of Dentistry since August 2000. Dr. Slavkin returned to USC after serving as the sixth director of the National Institute of Dental and Craniofacial Research, one of the National Institutes of Health. Dr. Slavkin is a member of the Institute of Medicine of the National Academy of Sciences, a Fellow of the American Association for the Advancement of Science, a Fellow of both the American College of Dentistry and the International College of Dentistry, Past-President of the American Dental Research Association and a member of the International Association for Dental Research. In 1968, Dr. Slavkin joined the faculty of the USC School of Dentistry. He has been one of our directors since December 2001.

James W. Wiltz, age 63, was elected President and Chief Executive Officer in May 2005. He served as one of our Vice Presidents from 1986 to 2003, and as our President and Chief Operating Officer from April 2003 through May 2005. He has been employed by us since September 1969, initially as a territory sales representative, then an equipment specialist and later a branch manager. In 1980, Mr. Wiltz was appointed Vice President of the Midwestern Division and was appointed Vice President, Sales and Distribution in 1986. From 1996 to 2003, Mr. Wiltz served as President of our subsidiary, Patterson Dental Supply, Inc. He has been one of our directors since March 2001.

Directors Whose Terms Expire at the Annual Meeting in 2010

John D. Buck, age 58, has served as Chief Executive Officer of Whitefish Ventures, LLC, which provides financial services and strategic business expertise to small companies, since 2000. Mr. Buck was Chief Executive Officer of Medica, the second largest health benefits plan in Minnesota, from February 2002 to May 2003. He was President and Chief Operating Officer at Fingerhut Companies, Inc. from 1996 to 2000 and played an integral role in developing the business services area of the company. Prior to Fingerhut, Mr. Buck was Vice President of Administration at Alliant Techsystems, a leading supplier of aerospace and defense technologies. Prior to that, Mr. Buck spent 21 years at Honeywell, Inc., most recently serving as Vice President of Administration. Mr. Buck is Chairman of the Board of Directors of Medica and non-executive Chairman of the Board of ValueVision Media, Inc./Shop NBC. He has been one of our directors since December 2006.

Peter L. Frechette, age 70, currently serves as our Chairman of the Board and has held that position since May 1985. He served as our Chief Executive Officer from September 1982 through May 2005. He was our President from September 1982 to April 2003 and has been one of our directors since March 1983. Prior to joining us, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division.

Charles Reich, age 66, has been retired since October 2004. From October 2002 to October 2004, Dr. Reich served as Executive Vice President of 3M Health Care, a business segment of 3M Company. Dr. Reich joined 3M Company in 1968 as a research chemist and assumed a variety of management positions in the Research & Development organization before moving to business management in 1989. He held a variety of management and executive positions, including international postings, within 3M Company since that time. He also served as a member of the Executive Advisory Board, Juran Center for Leadership in Quality at the University of Minnesota. Dr. Reich has been a director of Imation Corp. since July 2004. He has been one of our directors since December 2005.

Required Vote

Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The Board of Directors recommends that shareholders vote FOR the election of the nominees listed above.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

The Board of Directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of our company, as provided by Minnesota law. The Board of Directors held six meetings and took action by written consent on two occasions in fiscal year 2008. In addition to meetings of the full Board, directors also attended committee meetings. Each director then in office attended at least 75% of all of the meetings of the Board and of those committees on which he or she served.

The Board is comprised of a majority of “independent” directors as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. The Board has affirmatively determined the independence under that rule as to each of the directors who are identified as “Independent Directors” in the chart that appears below within the subsection captioned “Committees.”

The independent members of the Board meet in executive session at each regular meeting of the Board, with no members of management present.

Our company has published Principles of Business Conduct and Code of Ethics. The Principles of Business Conduct and Code of Ethics satisfy the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. The Principles of Business Conduct and Code of Ethics are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. We intend to disclose any amendment to or waiver from a provision of our Principles of Business Conduct and Code of Ethics that requires disclosure on our website at www.pattersoncompanies.com.

Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Governance Committee. Our Governance Committee also functions as our nominating committee. Each committee consists solely of members who are “independent” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. In addition, each member of the Audit Committee is “independent” as defined in Exchange Act Rule 10A-3 and each member of the Compensation Committee is a “non-employee director” and is an “outside director” under the rules of the Securities and Exchange Commission and the Internal Revenue Service, respectively. Each of these committees has a charter, all of which are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations.

The Board also has an Executive Committee.

The following table shows the current membership of the committees and identifies our independent directors:

Name	Executive*	Audit	Compensation	Governance	Independent Directors
John D. Buck			X	X	X
Ronald E. Ezerski		X		X	X
Peter L. Frechette	X
Andre B. Lacy		X		X	X
Charles Reich		X		X	X
Ellen A. Rudnick			X	X	X
Harold C. Slavkin			X	X	X
James W. Wiltz	X

*	R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer, also serves on the Executive Committee.

The Audit Committee, Compensation Committee and Governance Committee meet throughout the year, with regularly scheduled meetings held adjacent to the Board’s regularly scheduled meetings. The Audit Committee also meets after each quarter end, but prior to the release of earnings, with management and our independent registered public accounting firm to review the results of the most recently completed fiscal period, and then meets again prior to our filing with the Securities and Exchange Commission of the related periodic report. Additional meetings by the three committees, either by phone or in person, are called when deemed necessary or desirable. The Executive Committee meets as necessary. The chairperson of each committee, with the advice and consultation of management and the committee’s outside advisors, if any, sets the committee’s annual calendar and the agenda for each meeting. Committee members receive detailed materials related to the topics on the agenda prior to each meeting.

Committee Responsibilities

The Executive Committee is granted the power to deal with important matters which arise between Board meetings and upon which action must be taken or attention given prior to the next scheduled Board meeting. The Executive Committee did not meet during fiscal year 2008.

The Audit Committee, chaired by Mr. Lacy, is empowered by the Board to review our financial books and records in consultation with our accounting and auditing staff and our independent auditors and to review with our accounting staff and independent auditors the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The Audit Committee held 12 meetings during fiscal year 2008.

The Compensation Committee, chaired by Dr. Slavkin, is authorized by the Board to establish general levels of compensation for our officers, to set the annual compensation of each of our executive officers, to grant options and award restricted stock and performance units to employees under our Equity Incentive Plan, and to review and approve our compensation and benefit plans. The Compensation Committee held four meetings during fiscal year 2008.

The Governance Committee, chaired by Mr. Lacy as Lead Director, performs the core function of providing the overall protocol for Board operation. It also serves as the nominating committee, making recommendations as to nominees to serve as members of the Board and regarding the composition of the committees of the Board. The Committee’s responsibilities include establishing criteria for Board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with our interests, assessing the contributions of current directors in connection with their re-nomination, and making recommendations to the full Board on how to improve the effectiveness of the Board. Among the responsibilities of the Governance Committee is advising the Board on matters of diversity including race, gender and culture and recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience, and expertise. The Governance Committee also has the responsibility to oversee and review our processes for providing information to the Board. The Governance Committee, in conjunction with the Chairman, also completes an annual review of the performance of our Chief Executive Officer. In addition, the Governance Committee has responsibility to recommend to the Board a succession plan for the Chief Executive Officer and review programs created and maintained by management for the development and succession of other executive officers and any other individuals identified by management or the Governance Committee. The Governance Committee held four meetings during fiscal year 2008.

Audit Committee Matters

Our Audit Committee was established in accordance with Section 3(a)(58) of the Exchange Act. As noted above, each member of the Committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of the Committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

Pursuant to our listing agreement with the NASDAQ Stock Market, each member of the Committee is able to read and understand fundamental financial statements, including an issuer’s balance sheet, income statement, and cash flow statement and at least one member of the Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our Board of Directors has determined that Ronald E. Ezerski is an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-K.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements included in the company’s Annual Report on Form 10-K for the fiscal year ended April 26, 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with Ernst & Young LLP, the independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees). In addition, the Committee has discussed with Ernst & Young the firm’s independence from management and the company, including the matters in the written disclosures and the letter the Committee received from Ernst & Young as required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services performed by Ernst & Young during the year on such firm’s independence prior to the commencement of the non-audit services.

The Committee discussed with the company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee meets with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 26, 2008, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, and seek shareholder ratification of, the selection of the company’s independent registered public accounting firm for the year ending April 25, 2009.

Respectfully submitted,

/s/ Ronald E. Ezerski

/s/ Andre B. Lacy, Chairman

/s/ Charles Reich

The Audit Committee

Compensation Committee Procedures

The Board of Directors has determined that each member of the Compensation Committee is independent of management and the company. Further, each member of the Committee is an “independent director,” is a “non-employee director,” and is an “outside director” under the applicable rules of NASDAQ, the Securities and Exchange Commission and the Internal Revenue Service, respectively.

The Committee operates under a written charter, which as noted above is available on our website at www.pattersoncompanies.com. The Board originally adopted the charter in August 2004. The Committee annually reviews the charter and makes recommendations for changes to the Board. The charter was last reviewed in June 2008, at which time the Board reallocated certain succession planning responsibilities from the Compensation Committee to the Governance Committee.

The Committee has the dual responsibility of serving the interests of the shareholders and serving as an advisor to management. The Committee assists the Board in fulfilling its responsibility to the shareholders so that our directors, executive officers, and certain other officers and managers are compensated in accordance with the company’s total compensation objectives and executive compensation policy. Management assists the Committee by advising and recommending compensation policies, strategies and pay levels necessary to establish appropriate incentives for management and employees that are aligned with business strategies and goals that the Committee believes will drive competitive advantage and deliver sustainable returns to shareholders. The Committee does not delegate any of its duties or responsibilities to any subcommittee or other person. The Committee’s specific responsibilities are to:

•	Evaluate annually the Chief Executive Officer’s and other executive officers’ compensation levels and payouts;

•

Determine for the Chief Executive Officer and other executive officers all components of compensation, including annual base salary, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements, change in control provisions or agreements, severance agreements, benefits, supplemental benefits and any special financial programs;

•	Review and recommend to the Board any equity compensation program involving the use of our company’s securities, including stock options and restricted stock;

•	When appropriate, select, retain and terminate independent compensation consultants to advise the Committee;

•	Administer the compensation for the Chief Executive Officer and other executive officers and ensure consistency with our company’s executive compensation policy;

•

Advise and assist our company in defining its total compensation policy, review and comment on the compensation program to ensure that it supports our company’s strategic and financial plans, review and recommend to the Board for approval new incentive plans that are consistent with the total compensation policy, and monitor the appropriateness of payouts;

•	Review retirement plans to ensure they are meeting company objectives and are in compliance with relevant regulations;

•	Review the establishment, amendment and termination of employee benefits plans, including equity plans, and oversee the operation and administration of such plans;

•

Review our company’s compensation policies for regulatory and tax compliance, including structuring compensation programs to preserve tax deductibility and, as required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code;

•	As a representative of the full Board, periodically review and recommend changes to the amount and components of compensation paid to directors;

•	Include a report on executive compensation in our company’s proxy statement as required by Securities and Exchange Commission rules;

•

Review and discuss with management the Compensation Discussion and Analysis required by Securities and Exchange Commission Regulation S-K, Item 402, and determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our company’s annual proxy statement for the annual meeting of shareholders;

•	Annually review its charter and make recommendations for changes to the Board; and

•	Fulfill such other duties and responsibilities as may be assigned to the Committee by the Board and/or Chairman of the Board.

In fulfilling its duties and responsibilities, the Committee may hire independent consultants, confer with our internal human resource professionals and consult with our Chief Executive Officer and other members of management. Near the end of fiscal year 2004, after contacting three outside compensation consultants and interviewing two of them, the Committee engaged Towers Perrin. The Committee believes that Towers Perrin is independent of our management. Our management has not engaged Towers Perrin to provide any services to our company. During fiscal year 2005, the Committee worked with Towers Perrin to review our executive compensation program. Towers Perrin conducted a study of our current compensation program, conducted interviews with management and with Committee members and met with the Committee to present and review its findings and recommendations. Its findings included an analysis of executive compensation at comparable companies, and that data was compiled and used as a benchmark for our executive team’s compensation for fiscal year 2005. In fiscal years 2006, 2007 and 2008, the Committee used generally available market studies of compensation trends to update the Towers Perrin study as a means of benchmarking executive compensation during these years.

The Committee held four meetings during fiscal year 2008. Each member of the Committee attended each meeting. Certain members of management were present during these meetings to address specific topics within the scope of their responsibilities. In addition, Messrs. Wiltz and Armstrong attended several of the meetings to provide certain recommendations to the Committee regarding the compensation of other executive officers and to discuss the financial implications of various compensatory awards and benefit programs. Mr. Wiltz was not present during the Committee’s discussion and determination of his compensation.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified by name in the “Compensation” column of the chart that appears above within the subsection captioned “Committees.” None of the members of the Committee was an officer or employee of Patterson Companies, Inc. during fiscal year 2008 or in any prior year, and none of the members of the Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears herein with management. Based on such review and discussions, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended April 26, 2008.

Respectfully submitted,

/s/ Harold C. Slavkin, Chairman

/s/ John D. Buck

/s/ Ellen A. Rudnick

The Compensation Committee

Governance Committee Procedures for Nominations

Our Governance Committee has generally identified nominees based upon suggestions by non-management directors, executive officers and/or shareholders. Our director selection criteria include: integrity; high level of education and/or business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; network of contacts; and diversity of experiences, expertise and backgrounds among members. The Committee has used these criteria to evaluate potential nominees. The Committee does not evaluate proposed nominees differently depending upon who has made the recommendation.

The Committee from time to time engages a third-party search firm to provide assistance in the identification of potential nominees, whose qualifications and independence are then thoroughly evaluated by the Committee. John D. Buck, who was appointed to the Board in December 2006 upon the recommendation of the Committee, was brought to the attention of the Committee by a third-party search firm. Previously, the Committee engaged a third-party search firm in connection with the appointment to the Board of Ellen A. Rudnick in December 2003 and Dr. Slavkin in December 2001.

It is the Committee’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board. The Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Committee does not perceive a need to increase the size of the Board. The Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Nomination Procedures

To submit a recommendation of a director candidate to the Committee, a shareholder must submit the following information in writing, addressed to the Lead Director, care of the Corporate Secretary, at the main office of Patterson Companies, Inc.:

(1) The name of the person recommended as a director candidate;

(2) All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3) The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4) As to the shareholder making the recommendation, the name and address, as they appear on the books of Patterson Companies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5) A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the Committee as provided under “Shareholder Proposals for the 2009 Annual Meeting.”

Minimum Qualifications

In carrying out its responsibility to find the best-qualified persons to serve as directors, the Committee will consider appropriate data with respect to each suggested candidate, consisting of business experience, educational background, current directorships, involvement in legal proceedings during the last five years which are material to the evaluation of the integrity of the candidate, and an indication of the willingness of the candidate to serve as a director.

In addition, prior to nominating an existing director for re-election to the Board, the Committee will consider and review an existing director’s Board and Committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and his or her independence.

Communications with Board Members

The Board has provided the following process for interested persons to send communications to the Board and/or individual directors. All communications from shareholders should be addressed to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at the company’s address. All communications sent to the chair of the Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the Board in the care of the Corporate Secretary will be reviewed by him to ensure that such communications relate to the business of our company or its subsidiaries before being reviewed by the Board.

Board Member Attendance at Annual Meetings

We encourage all of our directors to attend the annual meeting of shareholders. We generally hold a Board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All directors then in office attended the 2007 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee directors receive cash compensation and stock options for their service on our Board. Non-employee directors receive an annual retainer of $35,000, plus $1,500 per board meeting attended. Audit Committee members receive an additional annual retainer of $4,000. Directors are also reimbursed for all out-of-pocket expenses incurred in connection with their service on our Board. During fiscal year 2008, Messrs. Ezerski and Lacy elected to receive their $35,000 annual retainers in the form of stock options.

Non-employee directors also receive stock option awards and restricted stock awards under our Equity Incentive Plan. Upon election to the Board, whether elected by the shareholders or by the Board to fill a vacancy, a non-employee director receives a stock option award for 12,000 shares. Thereafter, on the date of the annual meeting of the shareholders, each reelected or continuing non-employee director receives a restricted stock award for a number of shares approximately equal in value to $75,000, adjusted annually. However, if a non-employee director has received an initial stock option award within six months of an annual restricted stock award, such initial stock option award is in lieu of that year’s annual restricted stock award. Initial stock option awards and annual restricted stock awards vest to the extent of one-third every year commencing upon the first anniversary of the date of grant. All stock options expire upon the earlier of ten years from the date of award or one year from the date of termination of service as a director. Unvested restricted stock awards are forfeited upon termination of service as a director. Prior to fiscal year 2008, each continuing director received an annual stock option award instead of an annual restricted stock award.

Because Messrs. Wiltz and Frechette serve as directors and employees of our company, information regarding their compensation is set forth within the section captioned “Executive Compensation.”

Compensation of Directors

The following table sets forth the compensation of our non-employee directors for fiscal year 2008:

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Option Awards ($) (c)(d)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John D. Buck	41,000	19,110	55,840	—	—	—	115,950
Ronald E. Ezerski	10,000	19,110	56,731	—	—	—	85,841
Andre B. Lacy	10,000	19,110	56,731	—	—	—	85,841
Charles Reich	45,000	19,110	21,731	—	—	—	85,841
Ellen A. Rudnick	41,000	19,110	21,731	—	—	—	81,841
Harold C. Slavkin	41,000	19,110	21,731	—	—	—	81,841

(a)	Messrs. Ezerski and Lacy each elected to receive stock options in lieu of a $35,000 annual retainer.

(b)	Represents the amounts recognized for financial reporting purposes with respect to fiscal year 2008 for restricted stock awards in accordance with FAS 123R. On September 11, 2007, each director received a restricted stock award of 2,250 shares. The grant date fair value of each of these restricted stock awards computed in accordance with FAS 123R was $85,995. At fiscal year end, 2,250 shares of restricted stock were outstanding for each non-employee director.

(c)	Represents the amounts recognized for financial reporting purposes with respect to fiscal year 2008 for stock options in accordance with FAS 123R. Options granted during fiscal year 2008 and their related fair value were as follows:

Name	Number of Shares	Grant Date Fair Value ($)
John D. Buck	—	—
Ronald E. Ezerski	1,926	$34,995
Andre B. Lacy	1,926	$34,995
Charles Reich	—	—
Ellen A. Rudnick	—	—
Harold C. Slavkin	—	—

(d)	The aggregate number of stock options outstanding at fiscal year-end held by non-employee directors was as follows:

Name	Number of Stock Options
John D. Buck	12,000
Ronald E. Ezerski	54,926
Andre B. Lacy	58,342
Charles Reich	29,000
Ellen A. Rudnick	53,000
Harold C. Slavkin	29,940

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 11, 2008, unless otherwise noted, by (a) each person who is known to us to own beneficially more than 5% of our common stock, (b) each director and nominee for director, (c) each executive officer named in the summary compensation table below, and (d) the directors and executive officers as a group. The table lists voting securities, including restricted stock held by our directors and executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each person identified below has sole voting and investment power over the shares reported. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock and none of the stated shares has been pledged as security.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Delaware Charter Guarantee & Trust Company	21,304,126	(3)	17.6%
1013 Centre Road
Wilmington, DE 19805
FMR LLC	8,788,142	(4)	7.2%
82 Devonshire Street
Boston, MA 02109
The Bank of New York Mellon Corporation	7,084,477	(5)	5.8%
One Wall Street, 31st Floor
New York, NY 10286
Peter L. Frechette	5,348,218	(6)(7)	4.4%
Ronald E. Ezerski	2,618,160	(8)(9)	2.2%
James W. Wiltz	1,039,264	(6)(10)(11)	*
Gary D. Johnson	279,329	(6)(11)(12)	*
Andre B. Lacy	144,292	(8)	*
R. Stephen Armstrong	134,226	(6)(11)	*
Ellen A. Rudnick	55,250	(8)	*
Scott P. Anderson	35,182	(6)(11)	*
Harold C. Slavkin	32,540	(8)(13)	*
Charles Reich	24,750	(8)	*
George L. Henriques	15,563	(6)(11)	*
John D. Buck	7,250	(8)	*
All directors and executive officers as a group (16 persons)	9,813,304	(14)	8.1%

*	Represents less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our Employee Stock Ownership Plan and Trust (the “ESOP”). Shares reported as owned by the ESOP trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(2)	Percentage of beneficial ownership is based on 121,335,867 shares outstanding as of July 11, 2008. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	As set forth in Schedule 13G filed with the Securities and Exchange Commission by Delaware Charter Guarantee & Trust Company dba Principal Trust Company as trustee for our ESOP on February 13, 2008, represents shares over which shared voting power and shared dispositive power is claimed. The ESOP is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). The securities reported include all shares held of record by the trustee. The trustee follows the directions of our company and/or ESOP participants with respect to voting and disposition of the shares. The trustee, however, is subject to fiduciary duties under ERISA. The trustee disclaims beneficial ownership of the reported shares. As of July 11, 2008, the number of shares reported as beneficially owned included approximately 8,661,145 shares held in the unallocated account of the ESOP and approximately 12,314,329 shares held in the allocated account of the ESOP.

(4)	As set forth in Schedule 13G filed with the Securities and Exchange Commission by FMR LLC and Edward C. Johnson 3d on February 14, 2008, includes (a) 410,630 shares over which sole voting power is claimed, (b) no shares over which shared voting power is claimed, (c) 8,788,142 shares over which sole dispositive power is claimed, and (d) no shares over which shared dispositive power is claimed. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares. No one person’s interest is more than five percent of the total outstanding common stock. Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,377,512 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 8,377,512 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. Through their ownership of voting common stock and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees.

(5)	As set forth in Schedule 13G filed with the Securities and Exchange Commission by The Bank of New York Mellon Corporation on February 14, 2008, includes (a) 6,119,162 shares over which sole voting power is claimed, (b) 62,700 shares over which shared voting power is claimed, (c) 7,005,891 shares over which sole dispositive power is claimed, and (d) 73,120 shares over which shared dispositive power is claimed. The reported shares are beneficially owned by The Bank of New York Mellon Corporation and its direct or indirect subsidiaries in their various fiduciary capacities. As a result, another entity in every instance is entitled to dividends or proceeds of sale. No one person’s interest is more than five percent of the total outstanding common stock.

(6)	Includes the following shares allocated to the ESOP account of the following persons: Peter L. Frechette (7,326 shares); Gary D. Johnson (31,560 shares); James W. Wiltz (6,312 shares); R. Stephen Armstrong (7,594 shares); Scott P. Anderson (10,725 shares); and George L. Henriques (6,575 shares). The ESOP trustee has the right to receive, and the power to direct the receipt of, dividends from such shares.

(7)	Of the shares reported as beneficially owned, 4,339,517 shares are held by a revocable trust for the benefit of Mr. Frechette’s family members of which he is the settlor and one of the trustees and 1,000,000 shares are held by Mr. Frechette’s Grantor Retained Annuity Trust.

(8)	Includes shares purchasable by the named person under our 1992 Director Stock Option Plan and/or our 2001 Non-Employee Directors’ Stock Option Plan: Ronald E. Ezerski (54,926) Andre B. Lacy (58,342 shares); Ellen A. Rudnick (53,000 shares); Harold C. Slavkin (29,940 shares); Charles Reich (21,000 shares); and John D. Buck (4,000 shares).

(9)	Of the shares reported as beneficially owned, 2,374,579 are held in a revocable trust of which Mr. Ezerski is the trustee, and 180,809 shares are held in an irrevocable trust for the benefit of Mr. Ezerski’s family members of which Mr. Ezerski’s spouse is the trustee.

(10)	Of the shares reported as beneficially owned, 3,990 shares are held in trust for members of Mr. Wiltz’s family, and 525,000 shares are held in Mr. Wiltz’s Grantor Retained Annuity Trust.

(11)	Includes shares purchasable by the named person under our 1992 Stock Option Plan and/or our 2004 Equity Incentive Plan: James W. Wiltz (60,856 shares); Gary D. Johnson (37,969 shares); R. Stephen Armstrong (98,700 shares); Scott P. Anderson (5,128 shares); and George L. Henriques (0 shares).

(12)	Of the shares reported as beneficially owned, 104,000 shares are held by Mr. Johnson’s spouse.

(13)	Of the shares reported as beneficially owned, 350 shares are held by Dr. Slavkin’s spouse.

(14)	Includes 90,871 shares allocated to ESOP accounts, 453,843 shares purchasable pursuant to the exercise of options, and 97,105 shares over which there is sole voting power but no investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than 10% shareholders complied with applicable filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our company is committed to a compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success. In keeping with our company’s compensation philosophy, the Compensation Committee’s goal is to provide market-competitive compensation packages that emphasize our commitment to consistent long-term profitable growth and our belief that a substantial portion of the total compensation received by our executive officers should be dependent upon the performance of the business annually and over time.

The Committee annually evaluates and determines all components of compensation for the Chief Executive Officer and the other executive officers. The Committee considers current salary ranges, salaries and bonus potential for each position, management’s overall salary objectives, the amount of compensation to be placed at risk, the use of short-term versus long-term incentives, the use of equity awards, the alignment of executive compensation with the enhancement of shareholder value, the levels of executive compensation relative to the compensation for all employees and other issues. The Committee also reviews other available information, including an analysis of executive compensation at comparable companies prepared by Towers Perrin, an outside compensation consultant, in fiscal year 2005 and subsequently updated by the Committee. The original report benchmarked our base and total compensation for our officer positions against market rates for similar positions at other companies. The composition of our compensation structure, whether cash (both base and bonus), equity or deferred programs, was also reviewed. The study by Towers Perrin used a hybrid approach that included a review of 54 companies in distribution, medical device, dental supply and general industries. These companies included local, regional and national market representatives that would potentially compete for the same talent that we would seek to recruit and maintain. The names of such companies appear below:

Align Technology, Inc.	Invacare Corporation	Rotech Healthcare Inc.
Allied Holdings, Inc.	J. B. Hunt Transport Services, Inc.	Ryder System, Inc.
Applera Corporation	Landstar System, Inc.	Saint Jude Medical, Inc.
Baxter International Inc.	Lifecore Biomedical, Inc.	Schick Technologies, Inc.
Becton, Dickinson and Company	McKesson Corporation	SCS Transportation Inc.
Biolase Technology, Inc.	Medtronic, Inc.	Sirva, Inc.
Biomet, Inc.	Millipore Corporation	Spartan Stores, Inc.
Bio-rad Laboratories, Inc.	Mine Safety Appliances Company	STERIS Corporation
BJ’s Wholesale Club, Inc.	Nash-Finch Company	Stryker Corporation
Boston Scientific Corporation	National Dentex Corporation	Sybron Dental Specialties Inc.
C. H. Robinson Worldwide, Inc.	Old Dominion Freight Line, Inc.	Thermo Electron Corp.
Cardinal Health, Inc.	Orthovita, Inc.	U.S. Xpress Enterprises, Inc.
Covenant Transportation Group, Inc.	Overnite Corporation	Varian Medical Systems, Inc.
Dentsply International Inc.	Owens & Minor, Inc.	W.W. Grainger, Inc.
Fisher Scientific International Inc.	Perkinelmer, Inc.	Werner Enterprises, Inc.
Guidant Corporation	PSS World Medical, Inc.	Yellow Roadway Corporation
Henry Schein, Inc.	Quality Distribution, Inc.	Young Innovations, Inc.
Hillenbrand Industries Inc.	Respironics, Inc.	Zimmer Holdings, Inc.

Based on these reviews, the Committee has determined that the total compensation of the Chief Executive Officer and the other executive officers named in the Summary Compensation Table is reasonable and not excessive.

Compensation Policies

Employment Agreements:    We have not entered into any employment agreements with our named executive officers. All of our named executive officers are employed at will.

Change-in-Control Arrangements:    In July 1999, we entered into a letter agreement with R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. Pursuant to the agreement, Mr. Armstrong is entitled to receive certain benefits upon a change-in-control termination. If (a) within the 210 calendar-day-period immediately following a change-in-control Mr. Armstrong’s employment is terminated for any reason other than death, cause, disability or retirement, (b) within such 210 calendar-day-period, Mr. Armstrong terminates his employment for good reason, or (c) prior to a change-in-control the termination of Mr. Armstrong’s employment was either a condition of the change-in-control or was at the request or insistence of a person (other than our company) related to the change-in-control, then we will make a lump-sum cash payment to Mr. Armstrong in an amount equal to the sum of (x) 12 times his monthly base compensation plus (y) an amount equal to his target incentive under the then-existing management incentive plan at the 100% payout level. Further, on the first anniversary of the date of termination, we will make an additional lump-sum cash payment to Mr. Armstrong equal in amount to the aggregate initial lump-sum cash payment made under the letter agreement.

Our Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. Additionally, our Capital Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on awards of restricted stock lapse and such stock becomes fully vested. The Committee also has the authority to cause options awarded under our 1992 Stock Option Plan to become fully vested in the event of a proposed sale of all or substantially all of the assets of our company or in the event of a merger of our company with or into another corporation.

Impact of Tax and Accounting Treatment on Compensation Decisions:    The Committee makes every reasonable effort to ensure that all compensation paid to our executives is fully deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy.

Our income tax deduction for executive compensation is limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to $1 million per executive per year, unless compensation above that amount is “performance-based.” This limit applies to our Chief Executive Officer and the other executive officers that are most highly compensated. They are identified in the Summary Compensation Table. We have not had any deductions limited by Section 162(m) of the Code to date.

Stock Ownership Guidelines:    In March 2007, the Committee established stock ownership guidelines for our key executives and non-employee directors. We believe that promoting share ownership aligns the interests of key executives with those of shareholders and provides strong motivation to build shareholder value. We plan to periodically review the stock ownership guidelines. Under the stock ownership guidelines, key executives are expected to own shares equal to a multiple of their annual base pay as follows:

•	Chief Executive Officer – 5x

•	Subsidiary Presidents, Chief Financial Officer and Vice President, Operations – 3x

•	Corporate and Subsidiary Vice Presidents – 2x

Our guidelines also provide that non-employee directors are expected to own shares equal to a multiple of five times their annual cash retainer.

Executives and directors will be expected to achieve target levels over a period of five years. If an executive or director is below the guideline, he or she will be expected to retain 75% of the net shares (after satisfying tax obligations) received upon exercise of a stock option or lapsing of restrictions on restricted stock. If the executive or director has met the minimum ownership guideline, he or she will be expected to retain 25% of the net shares received.

Components of Executive Officer Compensation

Our executive officer compensation is designed to reward both company performance and individual performance. Accountability, revenue and impact to the organization determine the total compensation value for a position. We believe that a substantial portion of an executive officer’s compensation should be at-risk. Toward that end, we keep base salaries below market medians, and have structured our incentive programs so that if our near and long-term goals are achieved, an executive could obtain total compensation at or above market medians for comparable positions. This is compatible with our compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and long term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success.

There are three core components of our executive officer compensation structure: base salary, annual incentives and long-term awards and incentives. Our compensation philosophy is to set the base pay for our executives at approximately 85% of the market median, and bring the executive compensation package at or above market with at-risk pay. Our at-risk pay includes annual incentives and long-term awards and incentives. Our executive officers also have an opportunity to purchase restricted stock under our Capital Accumulation Plan, which is described below.

In addition, we provide our executive officers with certain perquisites and other personal benefits. Each individual component of executive compensation is discussed in detail below.

Base Salary.    Annual base salary levels for executive officers are determined by the potential impact of the individual on our company, the skills and experience required by the position, the individual performance of the executive, our overall performance and external pay practices. The Committee annually evaluates and determines the base salary for the executive officers. Our base salary ranges for fiscal year 2008 closely approximated the market averages described in the compensation study we obtained in fiscal year 2005 and subsequently updated to benchmark against market rates for fiscal year 2008. Historically there has been a rate of base salary increase of approximately 4% annually.

Annual Incentives.    The named executive officers are eligible for annual incentives paid in cash through the Management Incentive Compensation Plan (“MICP”). The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect our profits. The overall goal of the MICP is to reward these officers for achieving superior performance. These annual incentives provide a direct financial incentive to executives to achieve our annual profit goals.

The MICP performance measures are reviewed and approved in advance by the Committee each fiscal year. Individual annual incentive targets for each position are approved by the Committee. The targets are positioned at or above the market median in order to achieve total direct cash compensation at market levels. The annual targeted bonus potentials range from 35% to 70% of base salary. The annual incentives for Messrs. Wiltz, Armstrong and Johnson are based on the company’s actual income before taxes, LIFO provision and incentive compensation (the “Company MICP Income”) compared to budgeted Company MICP Income. The annual incentives for Messrs. Anderson and Henriques are based on the actual Company MICP Income compared to budgeted Company MICP Income (25%), and their respective individual business unit’s income after net working asset charge and before taxes, LIFO provision and incentive compensation (the “Business Unit’s MICP Income”) compared to the respective individual’s budgeted Business Unit’s MICP Income (75%). The budgets are approved in advance by the Board. The targeted bonus potential pays out at 100% if budgeted performance is achieved. Each executive has the opportunity to increase his targeted bonus potential as a percentage of base salary by 5% for each 1% that actual performance exceeds budgeted performance, with no limit on the upside achievement. Conversely, the MICP allows 50% of the targeted bonus potential to be paid if 90% of the budgeted performance is achieved. No bonus is paid if our company does not achieve at least 90% of budgeted performance. For fiscal year 2008, the Company MICP Income performance target was $394,198,500. For Messrs. Anderson and Henriques their individual budgeted Business Unit’s MICP Income was $258,881,100 and

$13,983,200, respectively. For fiscal year 2008, the company achieved 92% of its performance target. Messrs. Anderson and Henriques’ business units achieved 91% and 90% of their performance targets, respectively. The budgeted performance targets for the current fiscal year are not materially different than those for fiscal year 2008. Individual performance can also be rewarded at the discretion of management and the Committee.

Long-Term Incentives.    In December 1998 the Board adopted a Long-Term Incentive Plan (“LTIP”) to address a need in our overall compensation package. The objectives of the LTIP are to: (1) create an incentive program to increase shareholder value over a longer term which does not compete with other benefit plans currently in place; (2) provide a program which assists in retention of and rewards new management employees by creating equity ownership in the company; and (3) recognize that equity compensation may not be appropriate for all management employees. Participants include officers, regional managers, branch managers and other key managers.

The LTIP originally provided for awards of stock options and the provision of life insurance. Stock options were granted under the employee stock option plans adopted in 1992 and 2002, and the life insurance was a split dollar policy owned by the individual but funded by the company. The premiums paid by the company created a lien against the policy and were repayable on the earlier of the policy owner’s 65th birthday or 15 years from the initiation of the policy. Stock options vested incrementally over a three-to-nine year period and the life insurance created an immediate death benefit while providing long-term cash value over five to fifteen years as a supplemental source of retirement income. We ceased paying the premiums for the split dollar life insurance policies under the LTIP in fiscal year 2004 in order to comply with the provisions of the Sarbanes-Oxley Act. Our Chief Financial Officer opted to maintain his split dollar life insurance policy with premium payments in lieu of certain equity awards in fiscal years 2006, 2007 and 2008. The premium payments are treated as cash compensation and current taxable income. We discontinued awarding stock options to U.S. managers under the LTIP in fiscal year 2006.

In fiscal year 2005, following completion of the compensation study by Towers Perrin, the Committee revised the LTIP to provide awards of restricted stock and performance units under the Equity Incentive Plan. The restricted stock and performance unit ranges have been set to provide flexibility in structuring individually appropriate compensation, and create a market competitive component of the overall compensation package for each executive. Annually, the Committee determines a level of compensation under the LTIP for each executive position. The approved award level is currently weighted 75% to restricted stock and 25% to performance units. Except for promotions or new hires that occur during the fiscal year, the numbers of units of these equity components are determined on the first day of the fiscal year based upon the closing price of our company’s common stock on such date. In general, the restricted stock awards vest 20% each year beginning on the third anniversary of the date of grant, and performance units vest on the third anniversary of the award. The performance units may be settled in cash or stock, at the discretion of the Committee, upon achievement of pre-determined performance objectives. The Committee believes that the foregoing modifications to the LTIP enabled the overall compensation program to continue meeting our stated objectives.

The right to receive the value of the performance units is conditioned upon achieving, during a three-year period, the financial targets established by the Committee at the beginning of the period. In particular, the total value of the award is equivalent to the number of units multiplied by the unit value, which for the three awards to date has been the closing price of the company’s common stock on the first day of the fiscal year. For participants to earn 100% of the award, we must achieve the performance targets. The targets for the first three awards under this program include achieving a specified operating margin in the third year of the performance period and achieving a specified average return on equity for the three-year period. No units are earned if we do not achieve a specified minimum operating margin for the relevant fiscal year and a specified minimum average return on equity for the relevant three-year period. If the minimum performance targets are not met, all units are cancelled. The number of units an award recipient can earn will increase for performance above the targeted performance to a maximum of 150% of the units awarded. The minimum and maximum range are determined by subtracting or adding 20 basis points to the performance targets for the specific award period. The following tables set forth the financial targets established for the performance units granted in fiscal years 2007 and 2008. The financial targets for performance units granted in fiscal year 2006 were not achieved and, consequently, such units have been cancelled.

Two-Year Performance Tables for Performance Units

	Operating Margin
Fiscal 2007	13.6%	13.7%	13.8%	13.9%	14.0%
Return on Equity
20.0%	0%	25%	70%	80%	110%
20.1%	10%	35%	80%	105%	125%
20.2%	30%	55%	100%	110%	130%
20.3%	80%	100%	110%	115%	140%
20.4%	100%	110%	115%	125%	150%

	Operating Margin
Fiscal 2008	13.2%	13.3%	13.4%	13.5%	13.6%
Return on Equity
19.8%	0%	25%	70%	80%	110%
19.9%	10%	35%	80%	105%	125%
20.0%	30%	55%	100%	110%	130%
20.1%	80%	100%	110%	115%	140%
20.2%	100%	110%	115%	125%	150%

Our LTIP permits us to accelerate the vesting of options and the lapsing of restrictions on restricted stock awards upon an executive’s retiring after age 65.

Capital Accumulation Plan.    The company has a deferred compensation, restricted stock purchase plan that is available to certain employees, including the executive officers. Under our Capital Accumulation Plan, annually the participants may defer up to 25% of their pre-tax compensation into the plan. Restricted stock is purchased with the salary deferrals at a discount from the market price of our common stock at the date of purchase. In general, the restricted stock purchased under the plan vests in full on the third anniversary of the date of the agreement, granting the participant the right to purchase stock. The participant may elect to defer the compensation beyond the initial deferral period, with the restrictions also continuing for the additional period. If the participant voluntarily leaves employment during the restriction period, 100% of the deferred compensation is forfeited.

Perquisites and Other Personal Benefits.    Our company provides the named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation philosophy.

Automobile Reimbursement:    Each executive is provided the use of a car under the fleet program maintained by the company.

Executive Physicals:    Our executives are encouraged to participate in an executive health program at the Mayo Clinic. A comprehensive evaluation emphasizing all aspects of preventative care is conducted by physicians who are specialists in Internal Medicine and Preventative Medicine. The cost of the physical is reimbursed by the company.

Amounts Reimbursed for the Payment of Taxes:    The company pays an amount necessary to cover executives’ tax obligations for certain perquisites and other personal benefits. In fiscal year 2008, the company reimbursed executives for the payment of taxes on automobile reimbursement and executive life insurance premiums.

Executive Life Insurance Premiums:    Our named executive officers participate in a company-sponsored executive life insurance program. This program provides the named executive officer with a life insurance benefit equal to three times base salary plus the targeted annual incentive under the MICP. Premiums, which are set each June, are paid by the company through a payroll gross-up.

Company Contributions to Employee Stock Ownership Plan (ESOP):    During fiscal year 2008, the company made a contribution to the ESOP which resulted in a benefit to the executives, subject to certain statutory limitations.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers and Peter L. Frechette for fiscal years 2007 and 2008. Although Mr. Frechette is not one of our three most highly compensated executive officers other than our principal executive officer and principal financial officer, we have presented Mr. Frechette’s compensation in this section of the proxy statement and consider Mr. Frechette to be a named executive officer because he is compensated for his service to our company as an employee rather than as a director.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (d)	Total ($)
James W. Wiltz	2008	578,686	—	64,330	156,700	223,080	—	36,039	1,058,835
President and Chief Executive Officer of Patterson Companies, Inc.	2007	557,338	—	37,543	156,700	250,250	—	31,215	1,033,046

R. Stephen Armstrong	2008	278,010	—	22,304	64,839	90,684	—	216,275	672,112
Executive Vice President, Treasurer and Chief Financial Officer of Patterson Companies, Inc.	2007	267,735	—	11,098	64,839	101,717	—	372,395	817,784

Scott P. Anderson	2008	289,326	—	68,379	38,133	88,481	—	63,401	547,720
President of Patterson Dental Supply, Inc.	2007	270,986	—	41,007	52,971	88,859	—	63,935	517,758

Gary D. Johnson	2008	208,634	—	37,156	124,646	61,024	—	59,935	491,395
Vice President of Operations of Patterson Companies, Inc.	2007	237,832	—	24,792	163,928	82,147	—	60,685	569,384

George L. Henriques	2008	263,032	—	34,210	33,202	48,750	—	61,867	441,061
President of Webster Veterinary Supply, Inc.	2007	231,100	—	13,462	33,202	92,820	—	58,191	428,775

Peter L. Frechette	2008	199,999	—	—	—	—	—	22,980	222,979
Chairman of Patterson Companies, Inc.	2007	300,000	—	—	—	171,500	—	23,082	494,582

(a)	Represents the amounts recognized for financial reporting purposes with respect to the applicable fiscal year for restricted stock awards and the Capital Accumulation Plan in accordance with FAS 123R.

(b)	Represents the amounts recognized for financial reporting purposes with respect to the applicable fiscal year for stock options in accordance with FAS 123R.

(c)	Represents cash compensation earned under the Management Incentive Compensation Plan.

(d)	All other compensation for fiscal year 2008 was as follows:

Name	Automobile Reimbursement ($)	Executive Physicals ($)	Amount Reimbursed for the Payment of Taxes ($)	Executive Life Insurance Premiums ($)	Compensation used Towards Insurance Policy in Lieu of Stock Awards ($)	Company Contributions to ESOP ($)	Total ($)
James W. Wiltz	11,250	—	8,684	9,841	—	6,264	36,039
R. Stephen Armstrong	11,250	—	7,699	6,830	155,006	35,490	216,275
Scott P. Anderson	11,250	—	8,224	8,437	—	35,490	63,401
Gary D. Johnson	11,250	—	7,370	5,825	—	35,490	59,935
George L. Henriques	11,250	—	7,846	7,281	—	35,490	61,867
Peter L. Frechette	11,250	—	5,466	—	—	6,264	22,980

Mr. Armstrong chose to apply substantially all of the value of his long-term incentive grants toward the premiums on his split-dollar life insurance policy. These payments are treated as cash compensation and are fully taxable in the year paid to the insurance company. We ceased paying the premiums for this insurance policy in order to comply with the provisions of the Sarbanes-Oxley Act.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan awards made in fiscal year 2009 for fiscal year 2008 performance and equity incentive plan awards granted in fiscal year 2008 to our named executive officers:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			Grant Date Fair Value of Stock and Option Awards ($) (c)
		Threshold ($)	Target ($)	Maximum ($) (d)	Threshold (#)	Target (#)	Maximum (#)
James W. Wiltz	4/30/07	185,900	371,800	No Limit	200	2,000	3,000	68,080
R. Stephen Armstrong	4/30/07	75,570	151,140	No Limit	190	1,900	2,850	64,676
Scott P. Anderson	4/30/07	78,650	157,300	No Limit	230	2,300	3,450	78,292
Gary D. Johnson	4/30/07	50,854	101,708	No Limit	90	900	1,350	30,636
George L. Henriques	4/30/07	65,000	130,000	No Limit	140	1,400	2,100	47,656
Peter L. Frechette	4/30/07	—	—	—	—	—	—	—

(a)	Represents amounts that could have been paid under the Management Incentive Compensation Plan for service rendered during fiscal year 2008.

(b)	Represents the number of performance units that could be issued in 2010 under the Performance Unit Plan. The ultimate payout is measured on three years of performance criteria.

(c)	Represents the grant date fair value of each such equity award computed in accordance with FAS 123R.

(d)	Each executive has the opportunity to increase his targeted bonus potential as a percentage of base salary by 5% for each 1% that actual performance exceeds budgeted performance, with no limit on the upside achievement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year end 2008:

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James W. Wiltz	04/28/2003 04/28/2003 04/28/2004 04/28/2004	10,016 30,556 — —	(a)(b) (e)(b)	25,040 76,386 2,596 2,874	(a)(b) (e)(b) (a)(f) (e)(f)	19.97 19.97 38.50 38.50	4/28/2013 4/28/2013 4/26/2014 4/26/2014	12,500	(c)	418,875		4,500	(d)	150,795

R. Stephen Armstrong	7/1/1999 7/1/1999 5/1/2000 5/1/2000 4/30/2001 4/30/2001 4/29/2002 4/29/2002 4/28/2003 4/28/2003 4/26/2004 4/26/2004	69,928 15,672 — — — — — — — — — —	(a)(b) (e)(f)	11,488 2,612 8,204 1,864 6,544 2,262 4,430 1,770 5,008 2,280 2,596 1,334	(a)(b) (e)(b) (a)(f) (e)(f) (a)(f) (e)(a) (a)(f) (e)(f) (a)(f) (e)(f) (a)(f) (e)(f)	8.70 8.70 12.19 12.19 15.28 15.28 22.57 22.57 19.97 19.97 38.50 38.50	7/1/2009 7/1/2009 5/1/2010 5/1/2010 4/30/2011 4/30/2011 4/29/2012 4/29/2012 4/28/2013 4/28/2013 4/26/2014 4/26/2014	2,650 16,232	(c) (g) (h)	88,802 543,934	(h)		(h)		(h)

Scott P. Anderson	4/30/2001 4/30/2001 4/29/2002 4/29/2002 4/28/2003 4/28/2003 5/1/2004	— — — — — — 2,564	(a)(j)	6,544 608 4,430 982 5,008 1,974 8,666	(a)(f) (e)(f) (a)(f) (e)(f) (a)(f) (e)(f) (a)(j)	15.28 15.28 22.57 22.57 19.97 19.97 37.75	4/30/2011 4/30/2011 4/29/2012 4/29/2012 4/28/2013 4/28/2013 5/1/2004	7,100 1,185	(c) (g)	257,588 39,709		2,600	(d)	94,328

Gary D. Johnson	7/1/2004 7/1/2004 7/1/2004 7/1/2004	— — 10,720 25,928	(a)(i) (e)(i)	2,680 888	(a)(f) (e)(f)	37.29 37.29 37.29 37.29	7/1/2004 7/1/2004 7/1/2004 7/1/2004	6,800	(c)	227,868		2,500	(d)	83,775

George L. Henriques	7/9/2001 4/29/2002 4/28/2003 4/26/2004 4/26/2004	— — — — —		13,116 3,438 4,042 2,596 426	(a)(b) (a)(f) (a)(f) (a)(f) (e)(f)	17.16 22.57 19.97 38.50 38.50	7/9/2011 4/29/2012 4/28/2013 4/26/2014 4/26/2014	6,200	(c)	207,762		2,500	(d)	83,775

Peter L. Frechette	N/A	—		—		N/A	N/A	—		—		—		—

(a)	Represents incentive stock options.

(b)	Vests to the extent of one-seventh every year commencing upon the third anniversary of the date of grant.

(c)	Represents restricted stock which vests 20% each year, starting three years after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when they are hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(d)	Represents performance units which vest only if performance criteria are met three years after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when they are hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(e)	Represents non-qualified stock options.

(f)	Vests in full upon the ninth anniversary of the date of grant.

(g)	Represents restricted stock purchased under the Capital Accumulation Plan. The restriction period is three years from the grant date, unless an extension is elected by the plan participant.

(h)	Mr. Armstrong chose to apply the value of substantially all of his long-term incentive grants toward the premiums on his split-dollar life insurance policy. These payments are treated as cash compensation and are fully taxable in the year paid to the insurance company. We ceased paying the premiums for this insurance policy in fiscal year 2004 in order to comply with the provisions of the Sarbanes-Oxley Act.

(i)	Vests to the extent of one-fourth every year commencing upon the first anniversary of the date of grant.

(j)	Vests to the extent of 2,564 shares on each of May 1, 2007, May 1, 2008 and May 1, 2013, and 974 shares on May 1, 2009.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of options and vesting of restricted stock for our named executive officers during fiscal year 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James W. Wiltz	—	—	—	—
R. Stephen Armstrong	—	—	1,459	48,293
Scott P. Anderson	—	—	485	16,054
Gary D. Johnson	—	—	—	—
George L. Henriques	11,116	213,028	—	—
Peter L. Frechette	—	—	—	—

For stock awards in fiscal year 2008, the values in the table above represent restrictions which lapsed on shares purchased under the Capital Accumulation Plan, and are based on the closing price of our common stock on the date the restrictions lapsed.

Potential Payments upon Termination or Change in Control

Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of April 26, 2008, and a stock price of $33.51 per share, which was the price of one share of our common stock on April 25, 2008 (the last trading day of fiscal year 2008):

	James W. Wiltz	R. Stephen Armstrong	Scott P. Anderson	Gary D. Johnson	George L. Henriques	Peter L. Frechette
Involuntary Termination without Cause
Severance/Salary Continuation	$148,725	$442,990	$74,350	$30,625	$67,600	$50,000
Gain on Accelerated Stock Options	$824,017	$2,473,557	—	—	$71,504	—
Accelerated Restricted Stock Awards	$10,053	$1,676	$13,404	$11,393	$3,351	—
Capital Accumulation Plan Benefits	—	$242,561	$16,844	—	—	—

Total:	$982,795	$3,160,784	$104,598	$42,018	$142,455	$50,000

Involuntary Termination without Cause following Change in Control, or Voluntary Termination following Change in Control
Severance/Salary Continuation	$148,725	$442,990	$74,350	$30,625	$67,600	$50,000
Gain on Accelerated Stock Options	$1,922,653	$3,155,182	$284,123	—	$306,786	—
Accelerated Restricted Stock Awards	$569,670	$88,802	$593,127	$311,643	$291,537	—
Capital Accumulation Plan Benefits	—	$242,561	$16,844	—	—	—

Total:	$2,641,048	$3,929,535	$968,444	$342,268	$665,923	$50,000

Death or Disability
Gain on Accelerated Stock Options	$824,017	$2,473,557	—	—	$71,504	—
Accelerated Restricted Stock Awards	$10,053	$1,676	$13,404	$11,393	$3,351	—
Capital Accumulation Plan Benefits	—	$543,934	$39,709	—	—	—

Total:	$834,070	$3,019,167	$53,113	$11,393	$74,855	—

Retirement
Gain on Accelerated Stock Options	$824,017	$2,473,557	—	—	$71,504	—
Accelerated Restricted Stock Awards	$10,053	$1,676	$13,404	$11,393	$3,351	—
Capital Accumulation Plan Benefits	—	$543,934	$39,709	—	—	—

Total:	$834,070	$3,019,167	$53,113	$11,393	$74,855	—

Our severance policy generally provides 90 days of salary continuation, subject to management discretion to increase or decrease such severance benefit. Our severance policy may also be superseded by an individual agreement with a named executive officer. This is the case in connection with the above-described agreement with R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. See “Compensation Discussion and Analysis—Compensation Policies—Change-in-Control Arrangements” for further information.

Although we have not entered into any other change-in-control agreements, our Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. Additionally, our Capital Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on shares of restricted stock lapse and such stock becomes fully vested. An event of acceleration occurs if (a) a person has acquired a beneficial ownership interest in 30% or more of the voting power of our company, (b) a tender offer is made to acquire 30% or more of our company, (c) a solicitation subject to Rule 14a-11 of the Exchange Act relating to the election or removal of 50% or more of the Board occurs, or (d) our shareholders approve a merger, consolidation, share exchange, division or sale of our company’s assets. The Committee also has the authority to cause options awarded under our 1992 Stock Option Plan to become fully vested in the event of a proposed sale of all or substantially all of the assets of our company or in the event of a merger of our company with or into another corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee is responsible for reviewing any proposed transaction with a related person. The Audit Committee has adopted a policy and procedures for the review, approval and ratification of any related party transaction requiring disclosure under Item 404(a) of Regulation S-K.

PROPOSAL NO. 2

APPROVAL OF DEFERRED PROFIT SHARING PLAN FOR THE EMPLOYEES OF

PATTERSON DENTAL CANADA INC.

Our Board of Directors has approved, and now seeks shareholder approval of, the Deferred Profit Sharing Plan for the Employees of Patterson Dental Canada Inc. (the “Plan”). The Plan allows Patterson Dental Canada Inc. and Sammons Preston Canada Inc., subsidiaries of Patterson Companies, Inc. (collectively the “Canadian Subsidiaries”), to share profits with their employees. We believe that the Plan is an important factor in attracting, rewarding and retaining valuable employees in Canada.

Plan Description

The following summary is qualified in its entirety by the specific language of the Plan, which is attached to this proxy statement as Appendix A.

Eligibility to Participate in the Plan.    All employees of the Canadian Subsidiaries who acquired at least one year of service as of October 1, 2007 are eligible to participate in the Plan. Employees not eligible on October 1, 2007 become eligible on the first day of the next fiscal year following one year of service. A “year of service” is any 12 month period in which an employee is credited with at least 1,000 hours of service with one of the Canadian Subsidiaries. An employee who is related to one of the Canadian Subsidiaries is not eligible to participate in the Plan. Once eligible, employees may participate until normal retirement age, defined in the Plan as their 65th birthday, or when service to the Canadian Subsidiaries terminates, whichever occurs first. Employees participating in the Plan are referred to as “Members.”

Contributions to the Plan and Investment of Plan Assets.    Each fiscal year the Canadian Subsidiaries may contribute for the benefit of active Members a percentage of their profits before income taxes for the fiscal year. The amount, if any, contributed to the Plan is at the discretion of the Canadian Subsidiaries. Contributions to the Plan are delivered to a trustee, who allocates to each Member the amount received with respect to such Member.

The Canadian Subsidiaries have designated Standard Life Trust Company as the initial trustee under the Plan (the “Trustee”). The Trustee invests the contributions to the Plan in shares of common stock of Patterson Companies, Inc. The Trustee has absolute and uncontrolled discretion in making investments and investment decisions, within certain limitations as described in the Plan. The Trustee from time to time reports to the Canadian Subsidiaries on the amount of cash held on deposit and the investment of Plan assets.

Vesting and Distributions to Participants.    Amounts allocated to Members with one year of service vest irrevocably immediately. Amounts allocated to Members with fewer than one year of service vest irrevocably on the later of the time of allocation and the day on which the Member completes 24 consecutive months as a Member.

Amounts vested under the Plan become payable to a Member when: the Member reaches the Maturity Age, as defined by the Income Tax Act (Canada); on the death of the Member, to a designated beneficiary or to the Member’s estate; when the Member ceases employment at one of the Canadian Subsidiaries; or upon termination of the Plan. Distributions may be made in cash or in assets of the Plan. A Member may elect, prior to receipt of any payments under the Plan, to receive payments in a number of installments or for payments to be delivered to a licensed annuities provider for the purchase of an annuity.

Term of the Plan.    The Canadian Subsidiaries intend to maintain the Plan indefinitely.

Discontinuance of the Plan.    The Canadian Subsidiaries have the right to discontinue the Plan at the end of a calendar year, with at least six months’ notice to Members. If the Plan is discontinued, the amount standing to the credit of each Member as of the date of discontinuance is to be paid to each Member within 90 days. Amounts not vested would be forfeited. No part of the Plan assets would revert to the Canadian Subsidiaries.

Tax Consequences

The following contains a summary of provisions of applicable Canadian tax law but should not be construed as or relied upon as legal advice.

The Plan is administered under a tax-qualified trust. The value of the contributions made to the accounts of the participants, and held in the trust, is exempt from current taxation. Vested benefits become payable and the individual or beneficiary incurs a tax obligation upon the earliest of the following: (1) his or her withdrawal of cash or shares as permitted under the Plan, (2) 90 days following death of the employee, (3) the date of termination of employment, (4) the termination and winding up of the Plan, or (5) attainment of maturity age (currently age 69). The value of the contribution represents a deductible business expense for the tax year in which it is actually made. Contributions made after 120 days after the end of the subsidiary’s tax year are deductible in the next tax year.

The common stock currently held in the trust does not issue any dividends or produce any other income other than potential appreciation. If a dividend is ever paid on shares held by the trust for the benefit of the Plan, there may be further tax consequences.

New Plan Benefits

Future awards to be received by or allocated to Members under the Plan are not presently determinable.

Required Vote

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The Board of Directors recommends that shareholders vote FOR approval of the Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 26, 2008 about the common stock that may be issued under all of our existing equity compensation plans. All of these plans have been approved by our shareholders, except the Canadian Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,029,986	$24.10	9,401,060
Equity compensation plans not approved by security holders	4,699	$24.07	1,902,249

Total	2,034,685	$24.10	11,303,309

Effective June 2000, we adopted the Canadian Plan. The Canadian Plan permits eligible employees who are designated and awarded an option to purchase such option through salary deductions. The option purchase price is equal to 37.5% of the market price on the date of grant. Options may be exercised three years after the grant date and terminate five years after the grant of the option. Options may be exercised to purchase shares at a price equal to the remaining 62.5% of the market price on the date of grant. A total of 2,000,000 shares of common stock has been reserved for issuance under the Canadian Plan.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending April 25, 2009. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the Audit Committee will select another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

Ernst & Young was our independent registered public accounting firm for the two most recently completed fiscal years. Aggregate fees for professional services rendered for our company by Ernst & Young for such fiscal years were as follows:

	Fiscal Year Ended April 28, 2007	Fiscal Year Ended April 26, 2008
Audit Fees	$863,050	$843,130
Audit-Related Fees	22,000	24,000
Tax Fees	244,990	178,122
All Other Fees	0	2,500

Total	$1,130,040	$1,047,752

Audit fees were for professional services rendered for the audits of the consolidated financial statements, statutory audits of subsidiaries, and reviews of Securities and Exchange Commission filings, including comfort letters, consents and comment letters. Audit-related fees were for employee benefit plan audits. Tax fees in fiscal year 2007 were for a business realignment project, assistance with Canadian tax filings and other tax matters. Tax fees in fiscal year 2008 were for assistance with Canadian tax filings and other tax matters. All other fees in fiscal year 2008 were for use of an online research tool proprietary to Ernst & Young.

The Audit Committee of the Board has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence. See “Our Board of Directors and Committees—Audit Committee Report.”

Pre-Approval Policies and Procedures of Audit Committee

The Audit Committee is committed to ensuring the independence of our company’s outside auditor and directs significant attention toward the appropriateness of the auditor to perform services other than the audit. The Committee has adopted pre-approval policies and procedures in this regard.

As a matter of policy, the outside auditor will only be engaged for non-audit related work if those services enhance and support the attest function of the audit, are an extension to the audit or audit related services, or relate to tax matters. Annually, the lead audit partner reviews with the Committee the services the auditor expects to provide in the coming year, and the related fees. In addition, management provides the Committee with a quarterly status for the Committee’s approval of any non-audit services that the outside auditor has been asked to provide or may be asked to provide in the next quarter. The Committee pre-approves all audit and non-audit services provided by the company’s outside auditor.

The projects and categories of service are as follows:

Audit—These services include the work necessary for the auditor to render an opinion on our consolidated financial statements. Audit services also include audit or attest services required by statute or regulation, such as comfort letters, consents, reviews of Securities and Exchange Commission filings, statutory audits in non-U.S. locations and attestation reports on internal control over financial reporting required under the Sarbanes-Oxley Act.

Audit Related Services—These services consist primarily of audits of benefit plans, due diligence assistance, accounting consultation on proposed transactions and internal control reviews.

Tax Services—Tax services consist of acquisition due diligence, transaction cost analysis, integration matters, review and consultation on tax provision and filings and other tax matters.

Other Services—The Committee believes that other services are not an integral part of the examination of our company’s financial statements, and that other services may raise a real or perceived question as to the auditor’s independence. Accordingly, a very strong rationale must be presented to support the selection of the auditor for other services, and alternative service providers should also be considered.

The Chief Financial Officer is responsible for the implementation of the Committee’s pre-approval policies and procedures. The Committee pre-approved all of the services we received from Ernst  & Young during fiscal year 2008.

Recommendation

The Audit Committee recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 25, 2009.

SHAREHOLDER PROPOSALS FOR

THE 2009 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2009 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt, no later than March 30, 2009. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2009 annual meeting of shareholders after June 13, 2009, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our Corporate Secretary not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt. Please refer to “Our Board of Directors and Committees—Governance Committee Procedures for Nominations” for the procedures for nominating directors.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our annual report to shareholders for the fiscal year ended April 26, 2008, which includes our Annual Report on Form 10-K, accompanies the notice of annual meeting, this proxy statement and the related proxy card. No part of the annual report to shareholders is incorporated herein and no part of the annual report to shareholders is to be considered proxy-soliciting material. We will send a copy of our Annual Report on Form 10-K for the fiscal year ended April 26, 2008 or any exhibits thereto, as filed with the Securities and Exchange Commission, to any shareholder upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Peter L. Frechette Chairman

St. Paul, Minnesota

July 28, 2008

DEFERRED PROFIT SHARING PLAN (DPSP)

FOR THE EMPLOYEES OF

PATTERSON DENTAL CANADA INC.

(Effective Date: October 1, 2007)

POLICY No.

Administered in conjunction with

THE STANDARD LIFE ASSURANCE COMPANY OF CANADA

and

STANDARD LIFE ASSURANCE LIMITED

1	The Deferred Profit Sharing Plan	A-3
2	Definitions	A-3
3	Eligibility Requirements	A-4
4	Contributions	A-4
5	(a) Allocation of Profit Sharing	A-4
	(b) Calculation of Profits	A-4
	(c) Limitation on Company Payments	A-4
	(d) Allocating Company Payments to Members	A-5
	(e) Forfeitures	A-5

6	(a) Distribution on Termination of Service	A-5
	(b) Distribution to Beneficiaries on the Death of a Member prior to Retirement	A-5
	(c) Interest on Distributions	A-6
	(d) Payments on Current Market Values	A-6
	(e) Distribution in Cash or Specie	A-6

7	(a) Investments	A-6
	(b) Reporting to the Company	A-7
	(c) Borrowing of Funds	A-7

8	(a) Determination and Allocation of Earnings of the Deferred Profit Sharing Plan	A-7
	(b) Statement to Members	A-7

9	Nature of Members’ Rights in the Deferred Profit Sharing Plan	A-8
10	Retirement and Distribution to Members	A-8
11	Protection of the Trustee and Representatives of the Company	A-8
12	Trustees	A-8
	(a) Residence	A-8
	(b) Replacement of Trustee	A-8
	(c) Majority of Trustees	A-8

13	Discontinuance	A-9
14	Withholding	A-9

DEFERRED PROFIT SHARING PLAN

This AGREEMENT made as of the October 1, 2007 by and among Patterson Dental Canada Inc., a corporation incorporated under the laws of Canada, and Sammons Preston Canada, Inc., a corporation incorporated under the laws of Ontario, hereinafter both corporations collectively and singularly referred to as the “Company”; and, the Standard Life Trust Company hereinafter referred to as “Trustee”;

WHEREAS Patterson Dental Canada Inc. desires to share profits with its employees by establishing and sponsoring the Plan, as defined below, and Sammons Preston Canada, Inc. desires to participate in such Plan;

NOW THEREFORE in consideration of the mutual undertakings of the respective parties hereto it is hereby agreed by and between the said parties as follows:

1.	The Deferred Profit Sharing Plan

The plan known and designated as the “Deferred Profit Sharing Plan For The Employees of Patterson Dental Canada Inc.”, hereinafter called the “Plan”, shall be established pursuant to this agreement.

2.	Definitions

In this agreement, unless the context otherwise requires

“Act” means the Income Tax Act (Canada), including the regulations thereto, as the same may be amended from time to time, and any successor legislation thereto.

“Active Member” means any Member in respect of whom the Company is to make contributions to the Deferred Profit Sharing Plan.

“Current Market Value” or “Fair Market Value” of any asset of the Deferred Profit Sharing Plan as at any time means the value of that asset as at that time which is determined by the Trustee and the Company, or pursuant to such policies or rules which may be determined by the Trustee and the Company from time to time, to be proper having regard to such factors as the Trustee and Company deem appropriate in the circumstances including, but not being limited to, selling prices of the same or similar assets, liquidity, the investment policy or intent with respect to that asset, and, with respect to any asset which is a security, the credit rating or worthiness and the prospects of the issuer thereof and the terms, conditions, rights, obligations and redemption, retraction, conversion and other features of that security.

“Fiscal Year” means the Company’s fiscal and taxation year, presently being April 30 in each Year.

“Forfeited Amount” means an amount that has not vested under the Plan before the termination of the Plan.

“Maturity Age” means the age at which the payment of retirement income provided for by the Plan, if having not commenced earlier, must commence, as prescribed under the Act.

“Member” means, at any time, an employee of Patterson Dental Canada Inc. and Sammons Preston Canada, Inc. who is participating in the Plan at that time.

“Normal Retirement Age” means the 65th birthday of the Member.

“Plan” means this DPSP.

“Trustee” means the Trustee under the Plan for the time being, the initial Trustee being Standard Life Trust Company.

“Year” means calendar year.

“Year of Service” means any twelve (12) month period in which the employee is credited with at least 1,000 hours of service with the Company.

The plural shall in all cases include the singular and the singular shall in all cases include the plural.

Expressions denoting the masculine gender shall be deemed to embrace the feminine gender also.

3.	Eligibility Requirements

All employees of the Company who have acquired at least one (1) Year of Service as of October 1, 2007, are eligible to participate in the Plan. If an employee is not eligible as of October 1, 2007, then he will be eligible on the first day of the next Fiscal Year commencing after he has acquired one (1) Year of Service. Notwithstanding the preceding two sentences but subject to the terms of the Plan, the Company may designate an employee as eligible to participate in the Plan.

For greater certainty, no person who is, for purposes of the Act (i) related to the Company or (ii) who is, or who is related to, a specified shareholder of the Company or of a corporation related to the Company is eligible to participate in the Plan.

Any Member shall cease to be an Active Member on the day on which he attains his Normal Retirement Age or he terminates his services with the Company.

4.	Contributions

The Company shall make its contributions to the Plan in accordance with paragraph 5 hereof. The Company’s contribution and transfers made from other plans in accordance with subsection 147(19) of the Act are the only contributions permitted under the Plan.

5.	(a) Allocation of Profit Sharing

The Company shall, in respect of each Fiscal Year, contribute for the benefit of Active Members of the Plan a total amount equal to such percentage as the Company in its discretion may determine, of its profits before income taxes for such Fiscal Year as set out in subparagraph 5(b). The Company will pay such amount directly to the Trustee as a payment to be allocated for the benefit of such Member in two (2) instalments, the first instalment being paid within one hundred twenty (120) days of the end of the Fiscal Year and the remaining instalment being paid within sixty (60) days of the end of the Year. The Company in its discretion will determine the proportions of each instalment. Nothing in this agreement shall obligate the Company to make a minimum contribution in any Year.

The Company will pay to the Plan for the account of each Member who, during such Year, dies or retires at normal or early retirement date, the amount provided in paragraph 6 to be allocated to the account of such Member in respect of profit sharing during such Year.

(b)	Calculation of Profits

The profits before income taxes of the Company shall be the net income of the Company determined in accordance with generally accepted accounting principles, before deducting income taxes. The computations made under this paragraph shall be examined and reported upon by the auditors of the Company.

(c)	Limitation on Company Payments

Nothing in this agreement shall obligate the Company to pay to the Plan any amount in excess of the amount allowable as a deduction under the Act in computing its income. Notwithstanding any other provision of this agreement (but without limiting the generality of the preceding sentence), the Company’s payments to the Plan in any Year for the account of any Member shall not exceed the limitations set out in subsection 147(5.1) of the Act with respect to such Member.

(d)	Allocating Company Payments to Members

Forthwith upon receipt by the Trustee of the payments made by the Company to the Plan there shall be allocated to each Member the amount received with respect to that Member.

All Members who have acquired at least one (1) Year of Service as of October 1, 2007 shall have each amount allocated to him by the Trustee vest irrevocably immediately. Any Member who has not acquired one (1) Year of Service as at October 1, 2007 shall have each amount allocated to him by the Trustee vest irrevocably on the later of the time of allocation and the day on which such Member completes twenty-four (24) consecutive months as a Member under the Plan (or under another deferred profit sharing plan for which the Plan can reasonably be considered to have been substituted).

(e)	Forfeitures

At the discretion of the Trustee and the Company, any Forfeited Amount under the Plan (and related earnings) shall either be paid to the Company or be reallocated to Active Members on or before the end of the Year immediately following the Year in which the amount is forfeited.

6.	(a) Distribution on Termination of Service

All amounts vested under the Plan in respect of a Member become payable to the Member (or such person designated by the Member in accordance with subparagraph 6(b) or to the Member’s estate) not later than the earlier of:

(i)	the end of the Year in which the Member attains the Maturity Age, and

(ii)	ninety (90) days after the earliest of:

(A)	the death of the Member,

(B)	the day on which the Member ceases to be employed by the Company (where, at the time of ceasing to be so employed, the Member is not employed by another employer who participates in the Plan), and

(C)	the termination or winding up of the Plan.

Provided that, if before the payment of any such amount or any part thereof is made to the Member, the Member elects, by filing with the Company (or with the person or one of the persons from time to time designated by it for the purpose) a notice making such election in form approved by the Company, all or any part of such amount may be:

(iii)	paid to such Member in such number of equal instalments as such Member may request payable not less frequently than annually over a period not exceeding ten (10) Years from the day on which such amount or part thereof became payable to such Member; or

(iv)	paid by the Trustee to a licensed annuities provider to purchase for such Member an annuity commencing not later than the end of the Year in which such Member attains the Maturity Age, which annuity may be guaranteed for any term not exceeding fifteen (15) Years.

(b)	Distribution to Beneficiaries on the Death of a Member prior to Retirement

Each Member may designate (or from time to time change or revoke the designation of) one or more persons to be the beneficiary or beneficiaries to whom his distribution out of the Plan shall be paid in the event of death prior to retirement by filing with the Company a notice of designation, change or revocation, on the forms from time to time approved by it. If a Member has not made an effective designation of a beneficiary for this purpose his distribution shall be paid in the event of death to his estate.

Payment to the last beneficiary or beneficiaries so designated by a Member or such of them as shall survive such Member shall fully acquit and discharge the Trustee and the Company from any and all liability on account thereof. In the event that the last beneficiary or all of the beneficiaries so designated shall die before the Member, or if there is no designation of any beneficiary, payment to the estate of the deceased Member shall fully acquit and discharge the Trustee and the Company from any and all liability on account thereof.

(c)	Interest on Distributions

The Company may, in its discretion, authorize the payment of interest in such amount as it shall determine in respect of any amount payable under this paragraph which is not paid for any reason when it becomes payable.

(d)	Payments on Current Market Values

All payments made to Members or their beneficiaries or estates by reason of retirement, resignation, withdrawal, dismissal or death shall be determined by the Trustee and Company and, where circumstances warrant, may be calculated on the basis of the Current Market Value of investments of the Plan notwithstanding any other provisions of this agreement.

(e)	Distribution in Cash or Specie

The Trustee and the Company may, in their discretion, and with the consent of a Member or any beneficiary of a Member, make any distribution or payment under this agreement to such Member or beneficiary in specie rather than in cash; and for the purposes of any such distribution in specie, the Trustee and the Company may determine in such manner as they deem proper the then Fair Market Value of any asset of the Plan (whether to be retained or distributed in specie) and any such determination shall be final and binding upon all Members and beneficiaries.

7.	(a) Investments

The Trustee shall invest and reinvest the payments of the Company to the Plan and the proceeds therefrom or any part thereof, and all earnings, profits and additions to the Plan in such manner as it may, in its absolute and uncontrolled discretion, determine, and shall not be limited to investments authorized by law for trustees; provided that, notwithstanding the foregoing:

(i)	no amount may be paid to any Member or other beneficiary under the Plan by way of loan;

(ii)	no part of the assets of the Plan may be invested in notes, bonds, debentures, bankers’ acceptances or similar obligations of the Company or of a corporation with which the Company does not deal at arm’s length (for the purposes of the Act);

(iii)	no part of the assets of the Plan may be invested in shares of a corporation at least 50% of the property of which consists of notes, bonds, debentures, bankers’ acceptances or similar obligations of the Company or of a corporation described in clause (ii); and

(iv)	the Trustee shall use its best efforts to ensure that the assets of the Plan are invested only in “qualified investments” as defined in the Act.

No benefit or loan that is conditional in any way upon the existence of the Plan may be extended to a Member or to a person who does not deal at arm’s length with such Member, with the following exceptions:

(i)	a benefit which is required to be included in the Member’s income,

(ii)	an amount received by a Member under a Plan representing an amount allocated to such Member when the plan was previously an employee profit sharing plan or contributions by such employee when it was a deferred profit sharing plan,

(iii)	an amount paid to a person licensed or authorized to carry on an annuity business for the purchase of an annuity contract for the beneficiary under which payments commence no later than the attainment of the Maturity Age by the Member and the guaranteed term of which does not exceed fifteen (15) Years,

(iv)	a benefit derived from an allocation or reallocation under the Plan, or

(v)	the benefit derived from the provision of administrative or investment services in respect of the Plan.

(b)	Reporting to the Company

The Trustee may, subject to the provisions of subparagraph 7(a), hold cash on deposit uninvested at any time and from time to time in such amount and to such extent as the Trustee in its sole discretion and judgment deems advisable, and effect any transfer, sale or investment of the assets of the Plan or any part thereof; provided that the Trustee shall from time to time report the amount of cash so held on deposit uninvested and all transfers, sales and investments to the Company and shall follow any specific directions to the Trustee given by the Company, as evidenced by an instrument in writing signed by an authorized representative of the Company.

(c)	Borrowing of Funds

The Trustee may from time to time borrow such amount of funds on a short-term basis as, in its discretion, is necessary or desirable to provide funds for the current payment of benefits or purchase of annuities from or by the Plan without resort to a distress sale of assets of the Plan, such borrowings to be at such rate of interest and on and subject to such other terms and conditions as the Trustee shall determine.

8.	(a) Determination and Allocation of Earnings of the Deferred Profit Sharing Plan

There shall be credited to the income account of the Plan all interest and dividends resulting from investments of the assets of the Plan, the amount of profits realized on sale of investments in the Plan, and all other moneys determined by the Trustee to be income.

There shall be debited to the income account of the Plan all expenses of the administration of the Plan which are not borne by the Company, the amount of losses realized on the sales of investments of the Plan and the portion of the amount paid to or in respect of retiring, terminating or deceased Members or withdrawals which is interest or is otherwise properly allocable to income account.

The balance in the income account at the end of each Year shall be the net earnings or the net loss of the Plan for such Year. On or before the day that is ninety (90) days after the end of each Year, the net earnings or net loss shall be prorated and credited or debited, as the case may be, to Members at the end of such Year, in accordance with their entitlement thereto under the provisions of this agreement and in proportion to their respective interests in the Plan as the same shall have been determined by the Company at the end of the previous Year.

The books, forms and methods of accounting shall be entirely in the hands of and subject to the supervision of the Trustee and the Company.

(b)	Statement to Members

The Company shall cause to be prepared and shall mail or deliver to each Member an annual report which shall include a statement disclosing the status of his Plan account.

The Trustee shall inform, in writing, all new Members of their rights under the Plan.

9.	Nature of Members’ Rights in the Deferred Profit Sharing Plan

The title to the assets of the Plan shall remain absolutely in the Trustee and no part thereof or interest therein shall be grantable, transferable or otherwise assignable in whole or in part either by the voluntary or involuntary act of the Company or any Member or by operation of law and shall not be liable for or be taken for any debt, liability or contract of the Company or any Member, all of their right, title and interest having been by this agreement hereby absolutely transferred and assigned to said Trustee.

No right of a Member under the Plan, either in whole or in part, is capable of any surrender or assignment other than (i) an assignment under a decree, order or judgment of a competent tribunal or under a written agreement that relates to a division of property between an individual and the individual’s spouse or common law partner, or former spouse or common law partner, in settlement of rights that arise out of, or on a breakdown of, their marriage or common law partnership; (ii) an assignment by a deceased individual’s legal representative on the distribution of the individual’s estate; and (iii) a surrender of benefits to avoid revocation of the plan’s registration.

10.	Retirement and Distribution to Members

Any Member may retire before reaching the Normal Retirement Age if, in the Company’s opinion, retirement is necessary or desirable because of illness or mental or physical incapacity or on compassionate grounds.

An employee may with the consent of the Company continue in the employ of the Company beyond his Normal Retirement Age, but he shall cease to be an Active Member on the day on which he attains his Normal Retirement Age and his account shall be credited only with investment income and expenses thereafter. He shall be required to receive the payment described in paragraph 6(a) no later than the date he attains Maturity Age and may receive it at any earlier date after ninety (90) days’ notice.

11.	Protection of the Trustee and Representatives of the Company

In the custody, control, management and distribution of the assets of the Plan, no Trustee or representative of the Company shall incur any personal liability save for gross negligence or willful default.

12.	Trustees

(a)	Residence

The Trustee and all successors to the Trustee shall be resident in Canada.

(b)	Replacement of Trustee

In the event of the resignation, bankruptcy or cessation of existence of the Trustee, a successor trustee shall be named by the Company acting through its board of directors, and such successor trustee so chosen shall thereupon become vested with all the rights and powers and shall perform the duties and shall be subject to the limitations of the Trustee named in this agreement. If a corporation licensed or otherwise authorized under the laws of Canada or a province to carry on in Canada the business of offering to the public its services as trustee is not a trustee under the Plan, there shall be at least three (3) trustees who shall be individuals.

The board of directors of the Company may at any time require the resignation of any trustee.

(c)	Majority of Trustees

Where there is more than one (1) trustee, the trustees are not required to act unanimously and any action, resolution or other deed concurred in or ratified by the majority of trustees then in office shall be binding on the Plan and on the trustees.

13.	Discontinuance

While it is the intention of the Company to maintain the Plan in force indefinitely, the right to discontinue the Plan is necessarily reserved by the Company in the event that future conditions, in its opinion, warrant such action which conditions may include, without limiting the generality of the foregoing, changes in pensions, profit sharing plans, retirement income benefits or similar benefits provided by the Company or by or pursuant to any law, regulation or other governmental authority. Such discontinuance shall occur only at the end of a Year on at least six (6) months’ notice to all Members.

Discontinuance of the Plan shall not operate to reduce the entitlement of Members to distributions under the Plan accrued to the date of discontinuance. In the event that the Plan is discontinued, the amount standing to the credit of each Member as at the date of discontinuance shall be calculated in accordance with the provisions of this agreement and the full amount shall be paid to such Member as soon as reasonably possible but, in any event, no later than ninety (90) days after the date of discontinuance. Any amount that has not vested under the Plan will become a Forfeited Amount. No part of the assets of the Plan shall revert to the Company in the event of discontinuance.

This agreement shall be binding upon all Members, their heirs and legal representatives, upon the Company, its successors and assigns, and upon the Trustee and its successors in trust.

14.	Withholding

All payments or distributions out of or under the Plan shall be subject to all applicable source deductions, remittances and reporting.

IN WITNESS WHEREOF the Company has caused these presents to be executed in its name by its proper officers and its corporate seal to be hereunto affixed, and the Trustee to indicate their acceptance of the terms hereof have hereunto set their hands and seals as of the date first set forth above.

Patterson Dental Canada, Inc.

Per:	/s/ Royce S. Armstrong
Name:	R. Stephen Armstrong
Title:	Executive Vice President and Chief Financial Officer

Sammons Preston Canada

Per:	/s/ Royce S. Armstrong
Name:	R. Stephen Armstrong
Title:	Executive Vice President and Chief Financial Officer

Standard Life Trust Company

Per:	/s/ Christian Cyr
Name:	Christian Cyr
Title:	Vice President, Operations

Patterson Companies, Inc. 1031 Mendota Heights Road St. Paul, Minnesota 55120	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Patterson Companies, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated July 28, 2008, and hereby appoints James W. Wiltz and R. Stephen Armstrong, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders to be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 8, 2008, at 4:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

Shareholders are requested to follow the telephone or internet voting instructions on the reverse side, or to mark, date and sign this proxy on the reverse side and return it in the enclosed envelope. No postage is required.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (CT) on Friday, September 5, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pdco/ — QUICK EASY IMMEDIATE

•	Use the internet to vote your proxy 24 hours a day, 7 days a week, until noon (CT) on Friday, September 5, 2008.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Patterson Companies, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by telephone or internet, please do not mail your proxy card

ò  Please detach here  ò

1. To elect two directors to have terms expiring in 2011 and until their successors shall be elected and duly qualified.		☐ FOR all nominees (except as marked below)	☐ WITHHOLD AUTHORITY to vote for all nominees
01 Ronald E. Ezerski	02 Andre B. Lacy
(Instructions: To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the Deferred Profit Sharing Plan for the Employees of Patterson Dental Canada Inc.	☐ For	☐ Against	☐ Abstain

3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 25, 2009.	☐ For	☐ Against	☐ Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSALS 1, 2 AND 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Address Change? Mark Box      ☐      Indicate changes below:

Date                                                                     , 2008

Signature(s) in Box

(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.